Exhibit 99.1

FOR IMMEDIATE RELEASE

BROADRIDGE DECLARES DIVIDEND

LAKE SUCCESS, NY – November 27, 2007 – Broadridge Financial Solutions, Inc. (NYSE:BR), a leading global provider of technology-based outsourcing solutions to the financial services industry, announced today that its Board of Directors has declared a quarterly dividend of $0.06 per share. The dividend is payable on January 2, 2008 to stockholders of record at the close of business on December 17, 2007.

Broadridge Financial Solutions, Inc., with over $2.0 billion in revenues and more than 40 years of experience, is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our systems and services include investor communication, securities processing, and clearing and outsourcing solutions. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. For more information about Broadridge, please visit www.broadridge.com.

Contact:
Investor Relations:
Marvin Sims
Broadridge Financial Solutions, Inc.
(516) 472-5477
marvin.sims@broadridge.com